Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-249424) pertaining to the 2017 Equity Incentive Plan (Prior Plan), 2020 Equity Incentive Plan, and 2020 Employee Stock Purchase Plan of Kronos Bio, Inc. of our report dated March 23, 2021, with respect to the financial statements of Kronos Bio, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Redwood City, California
March 23, 2021